Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports First-Quarter 2017 Results

Company Grows Net Sales by 20% and Net Earnings by 77%

•	Company grew adjusted EBIT by 45%

•	Roofing produced EBIT of $125 million, with EBIT margins of 20%

•	Composites delivered record first-quarter EBIT of $71 million, with EBIT margins of 14%

•	Insulation resumed revenue growth and generated EBIT of $5 million

TOLEDO, Ohio - April 26, 2017 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.5 billion in first-quarter 2017, compared with net sales of $1.2 billion in first-quarter 2016, an increase of 20%.

First-quarter 2017 net earnings attributable to Owens Corning were $101 million, or $0.89 per diluted share, compared with $57 million, or $0.49 per diluted share, during the comparable quarter in 2016. First-quarter 2017 adjusted earnings were $97 million, or $0.85 per diluted share, compared with $62 million, or $0.53 per diluted share, during the same period one year ago (See Use of Non-GAAP Measures, See Table 3).

“Owens Corning is off to a great start in 2017. The company capitalized on market growth and delivered an outstanding result in the quarter,” said Chairman and Chief Executive Officer Mike Thaman. “All three businesses are executing on our priorities, and we are well-positioned to achieve another year of strong performance.”

Consolidated First-Quarter 2017 Results

•	Owens Corning sustained a high level of safety performance in first-quarter 2017, with a recordable incident rate of 0.49, compared with 0.55 in first-quarter 2016, representing an 11% reduction.

•
Reported earnings before interest and taxes (EBIT) for first-quarter 2017 were $170 million, compared with $116 million during the same period in 2016. Adjusted EBIT in first-quarter 2017 was $171 million, up from $118 million in 2016 (See Table 2).

•
During first-quarter 2017, Owens Corning repurchased 1.0 million shares of its common stock for $60 million. As of the end of the quarter, 8.8 million shares were available for repurchase under the current authorization.

2017 Outlook

•	The company continues to expect an environment consistent with consensus expectations for U.S. housing starts and moderate global industrial production growth.

•
In Roofing, the company expects continued growth in new construction and reroof demand in 2017. This growth is not expected to offset anticipated declines in the storm markets, particularly Texas. First-quarter shipments were influenced by the timing of a March price increase. Despite strong first-quarter growth in volume, the company expects flat volumes in the first half of the year.

•
In Composites, the company expects continued growth in the glass fiber market, driven by moderate global industrial production growth. The company anticipates a third consecutive year of record EBIT, with growth of about $25 million primarily from improved operating performance. Continued strong volume performance could provide some improvement to this outlook.

•
In Insulation, the business returned to revenue growth in the quarter, benefiting from continued recovery in the U.S. residential market. The company continues to expect to deliver revenue growth of about $100 million, with EBIT of $160 million or more.

•
The company estimates an effective tax rate of 32 percent to 34 percent, and a cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s $1.8 billion U.S. tax net operating loss carryforward.

•
The company continues to expect general corporate expenses to be between $120 million and $130 million in 2017. Capital additions in 2017 are expected to total approximately $375 million. Interest expense is expected to be about $110 million.

Next Earnings Announcement
Second-quarter 2017 results will be announced on Wednesday, July 26, 2017.

First-Quarter 2017 Conference Call and Presentation
Wednesday, April 26, 2017
11 a.m. Eastern Daylight Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 136-7448 (Please dial in 10-15 minutes before conference call start time)
Live webcast: http://services.choruscall.com/links/oc170426.html

Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through May 3, 2017. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 101-035-32
Replay available at http://services.choruscall.com/links/oc170426.html
Webcast replay available until April 26, 2018

About Owens Corning
Owens Corning (NYSE: OC) develops, manufactures, and markets insulation, roofing, and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2016 sales of $5.7 billion and employs over 16,000 people in 26 countries. It has been a Fortune 500® company for 62 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, and free cash flow. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically see Table 2 for EBIT and adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. Free cash flow is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that this measure provides a useful representation of our operational performance and liquidity; however the measure should not be considered in isolation or as a substitute for net cash flow provided by operating activities as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures (adjusted pre-tax earnings), the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: relationships with key customers; levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions by the U.S. Presidential administration and Congress; foreign exchange and commodity price fluctuations, our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation and protection of information technology systems; labor disputes; legal and regulatory proceedings, including litigation and environmental actions; our ability to utilize net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; price volatility in certain wind energy markets in the U.S.; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of April 26, 2017, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016
NET SALES	$1,478	$1,231
COST OF SALES	1,135	959
Gross margin	343	272
OPERATING EXPENSES
Marketing and administrative expenses	142	134
Science and technology expenses	21	19
Other expenses, net	10	3
Total operating expenses	173	156
EARNINGS BEFORE INTEREST AND TAXES	170	116
Interest expense, net	26	23
EARNINGS BEFORE TAXES	144	93
Income tax expense	43	34
NET EARNINGS	101	59
Net earnings attributable to noncontrolling interests	—	2
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$101	$57
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.90	$0.49
Diluted	$0.89	$0.49
Dividend	$0.20	$0.18
WEIGHTED AVERAGE COMMON SHARES
Basic	112.3	115.5
Diluted	113.5	116.5

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items are shown in the table below (in millions):

	Three Months Ended March 31,
	2017	2016
Acquisition-related costs	$(1)	$(2)
Total adjusting items	$(1)	$(2)

The reconciliation from net earnings attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended March 31,
	2017	2016
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$101	$57
Less: Net earnings attributable to noncontrolling interests	—	2
NET EARNINGS	101	59
Income tax expense	43	34
EARNINGS BEFORE TAXES	144	93
Interest expense, net	26	23
EARNINGS BEFORE INTEREST AND TAXES	170	116
Adjusting items from above	(1)	(2)
ADJUSTED EBIT	$171	$118

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended March 31,
	2017	2016
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$101	$57
Adjustment to remove adjusting items (a)	1	2
Adjustment to remove tax benefit on adjusting items (b)	—	(1)
Adjustment to tax expense to reflect pro forma tax rate (c)	(5)	4
ADJUSTED EARNINGS	$97	$62

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.89	$0.49
Adjustment to remove adjusting items (a)	0.01	0.02
Adjustment to remove tax benefit on adjusting items (b)	—	(0.01)
Adjustment to tax expense to reflect pro forma tax rate (c)	(0.05)	0.03
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.85	$0.53

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	112.3	115.5
Non-vested restricted and performance shares	0.9	0.6
Options to purchase common stock	0.3	0.4
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	113.5	116.5

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2017, we have used a full year pro forma effective tax rate of 33%, which is the mid-point of our 2017 effective tax rate guidance of 32% to 34%.  For comparability, in 2016, we have used an effective tax rate of 33%, which was our 2016 effective tax rate excluding the reversal of a valuation allowance against certain European net deferred tax assets.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	March 31, 2017	December 31, 2016
CURRENT ASSETS
Cash and cash equivalents	$101	$112
Receivables, less allowances of $12 at March 31, 2017 and $9 at December 31, 2016	918	678
Inventories	726	710
Assets held for sale	12	12
Other current assets	76	74
Total current assets	1,833	1,586
Property, plant and equipment, net	3,117	3,112
Goodwill	1,337	1,336
Intangible assets, net	1,133	1,138
Deferred income taxes	349	375
Other non-current assets	197	194
TOTAL ASSETS	$7,966	$7,741
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$972	$960
Long-term debt – current portion	3	3
Total current liabilities	975	963
Long-term debt, net of current portion	2,256	2,099
Pension plan liability	360	367
Other employee benefits liability	222	221
Deferred income taxes	36	36
Other liabilities	171	164
Redeemable equity	—	2
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,979	3,984
Accumulated earnings	1,455	1,377
Accumulated other comprehensive deficit	(676)	(710)
Cost of common stock in treasury (c)	(854)	(803)
Total Owens Corning stockholders’ equity	3,905	3,849
Noncontrolling interests	41	40
Total equity	3,946	3,889
TOTAL LIABILITIES AND EQUITY	$7,966	$7,741

(a)10 shares authorized; none issued or outstanding at March 31, 2017, and December 31, 2016.
(b)400 shares authorized; 135.5 issued and 112.1 outstanding at March 31, 2017; 135.5 issued and 112.7 outstanding at December 31, 2016
(c)23.4 shares at March 31, 2017, and 22.8 shares at December 31, 2016

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2017	2016
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$101	$59
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	84	76
Deferred income taxes	27	28
Provision for pension and other employee benefits liabilities	2	4
Stock-based compensation expense	10	8
Other non-cash	6	(1)
Changes in operating assets and liabilities	(204)	(82)
Pension fund contribution	(6)	(7)
Payments for other employee benefits liabilities	(8)	(5)
Other	(5)	(17)
Net cash flow provided by operating activities	7	63
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(67)	(98)
Net cash flow used for investing activities	(67)	(98)
NET CASH FLOW PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	194	150
Payments on senior revolving credit and receivables securitization facilities	(37)	(71)
Net decrease in short-term debt	—	(3)
Dividends paid	(45)	(40)
Purchases of treasury stock	(72)	(43)
Other	3	(1)
Net cash flow provided by (used for) financing activities	43	(8)
Effect of exchange rate changes on cash	6	1
Net decrease in cash, cash equivalents and restricted cash	(11)	(42)
Cash, cash equivalents and restricted cash at beginning of period	118	96
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$107	$54

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended March 31,
	2017	2016
Net sales	$511	$473
% change from prior year	8%	—%
EBIT	$71	$64
EBIT as a % of net sales	14%	14%
Depreciation and amortization expense	$36	$34

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended March 31,
	2017	2016
Net sales	$399	$385
% change from prior year	4%	2%
EBIT	$5	$13
EBIT as a % of net sales	1%	3%
Depreciation and amortization expense	$26	$25

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended March 31,
	2017	2016
Net sales	$627	$429
% change from prior year	46%	9%
EBIT	$125	$73
EBIT as a % of net sales	20%	17%
Depreciation and amortization expense	$12	$10

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended March 31,
	2017	2016
Acquisition-related costs	$(1)	$(2)
General corporate expense and other	(30)	(32)
EBIT	$(31)	$(34)
Depreciation and amortization	$10	$7

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended March 31,
	2017	2016
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$7	$63
Less: Cash paid for property, plant and equipment	(67)	(98)
FREE CASH FLOW	$(60)	$(35)